Exhibit 99.1

Keysight Technologies Reports Third Quarter 2018 Results
Record Revenue and Earnings Exceed Guidance

SANTA ROSA, Calif., Aug. 21, 2018 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the third fiscal quarter of 2018 ended July 31, 2018.

“We delivered another excellent quarter with record Q3 orders of $1 billion and record revenue of $1 billion, and we are raising our core revenue outlook for the year. Third quarter GAAP revenue growth of 21 percent, or 15 percent on a non-GAAP core basis, was driven by broad-based order strength for our differentiated solutions as customers accelerate development in our key focus areas including 5G, automotive & energy and aerospace & defense,” said Ron Nersesian, Keysight president and CEO.

Third Quarter Financial Summary

•
GAAP revenue grew 21 percent to reach $1,004 million, when compared with $832 million last year. Non-GAAP revenue, which excludes the impact of fair value adjustments to acquisition-related deferred revenue balances, grew 17 percent to reach $1,008 million. Non-GAAP core revenue, which also excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months, increased 15 percent.

•
GAAP net income was $121 million, or $0.63 per share, compared with a GAAP net loss of $18 million, or a loss of $0.10 per share, in the third quarter of 2017. Non-GAAP net income was $170 million, or $0.89 per share using 191 million weighted average shares, compared with $115 million, or $0.61 per share using 188 million weighted average shares in the third quarter of 2017.

•	As of July 31, 2018, cash and cash equivalents totaled $742 million.

Reporting Segments

•	Communications Solutions Group (CSG)

CSG reported third quarter revenue of $515 million, up 23 percent, driven by 5G-related R&D spending across the wireless ecosystem, early investment in next-generation 400G and PAM-4 network test and strong growth in the aerospace, defense and government end market.

•	Electronic Industrial Solutions Group (EISG)

EISG revenue grew 19 percent in the third quarter to $258 million, driven by solid double-digit growth for automotive and energy, general electronics and semiconductor measurement solutions.

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•	Ixia Solutions Group (ISG)

ISG revenue was $119 million in the third quarter, compared with $120 million in the prior year third quarter. ISG's revenue improved sequentially following extensive integration activities last quarter. ISG's pipeline of activities continued to grow, including increased demand for visibility and 400G Ethernet test solutions.

•	Services Solutions Group (SSG)

SSG revenue grew 9 percent in the third quarter to $116 million, driven by growth in our calibration, remarketed and repair services and solutions.

Outlook

Keysight’s fourth fiscal quarter of 2018 GAAP revenue is expected to be in the range of $996 million to $1,016 million and non-GAAP revenue for the fourth fiscal quarter of 2018 is expected to be in the range of $1,000 million to $1,020 million.

Non-GAAP earnings per share for the fourth fiscal quarter of 2018 are expected to be in the range of $0.85 to $0.91, which exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

Webcast

Keysight’s management will present more details about its third quarter FY2018 financial results and its fourth quarter FY2018 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q3 2018 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 866-393-4306 (U.S. only) or +1 734-385-2616 (International) and enter passcode 1275356.

The webcast will remain on the company site for 90 days. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT after the call and remain available for one week. The replay may be accessed by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the U.S.) and entering passcode 1275356.

Forward-Looking Statements

This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, financial condition,

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earnings, the continued strengths and expected growth of the markets the company sells into, operations, operating earnings, and tax rates that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities. The words “estimate,” “expect,” “intend,” “will,” “should,” “forecast,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2017 and Keysight’s quarterly report on Form 10-Q for the period ended April 30, 2018.

Segment Data

Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue and income from operations are consistent with the respective non-GAAP measures as explained below and in the attached supplemental schedules. Segment data are provided on page 6 of the attached tables.

Use of Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Revenue

•	Non-GAAP Core Revenue

•	Non-GAAP Net Income

•	Non-GAAP Diluted EPS

See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended July 31, 2018 and for projected non-GAAP revenue amounts for the three months ended October 31, 2018. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies

Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers, and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $3.2B in fiscal year 2017. In April 2017, Keysight acquired Ixia, a leader in network test, visibility, and

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security. More information is available at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, Google+, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 631-849-3500
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com

Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	July 31,		Percent
	2018	2017	Inc/(Dec)

Orders	$1,007	$879	15%

Net revenue	$1,004	$832	21%

Costs and expenses:
Cost of products and services	439	421	4%
Research and development	151	132	14%
Selling, general and administrative	289	286	1%
Other operating expense (income), net	(3)	(3)	6%
Total costs and expenses	876	836	5%

Income (loss) from operations	128	(4)	—

Interest income	3	2	58%
Interest expense	(20)	(22)	(11)%
Other income (expense), net	2	(1)	—

Income (loss) before taxes	113	(25)	—

Provision (benefit) for income taxes	(8)	(7)	34%

Net income (loss)	$121	$(18)	—

Net income (loss) per share:
Basic	$0.64	$(0.10)
Diluted	$0.63	$(0.10)

Weighted average shares used in computing net income (loss) per share:
Basic	188	186
Diluted	191	186

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Nine months ended
	July 31,		Percent
	2018	2017	Inc/(Dec)

Orders	$2,958	$2,379	24%

Net revenue	$2,831	$2,311	22%

Costs and expenses:
Cost of products and services	1,296	1,083	20%
Research and development	453	359	26%
Selling, general and administrative	877	755	16%
Other operating expense (income), net	(18)	(86)	(79)%
Total costs and expenses	2,608	2,111	24%

Income from operations	223	200	11%

Interest income	8	5	57%
Interest expense	(63)	(58)	8%
Other income (expense), net	5	2	111%

Income before taxes	173	149	16%

Provision (benefit) for income taxes	(106)	9	—

Net income	$279	$140	100%

Net income per share:
Basic	$1.49	$0.78
Diluted	$1.46	$0.78

Weighted average shares used in computing net income per share:
Basic	187	178
Diluted	191	180

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	July 31,	October 31,
	2018	2017
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$742	$818
Accounts receivable, net	597	547
Inventory	609	588
Other current assets	234	224
Total current assets	2,182	2,177

Property, plant and equipment, net	549	530
Goodwill	1,888	1,882
Other intangible assets, net	702	855
Long-term investments	54	63
Long-term deferred tax assets	186	186
Other assets	285	240
Total assets	$5,846	$5,933

LIABILITIES AND EQUITY

Current liabilities:
Current portion of long-term debt	$—	$10
Accounts payable	231	211
Employee compensation and benefits	213	217
Deferred revenue	333	291
Income and other taxes payable	45	28
Other accrued liabilities	78	62
Total current liabilities	900	819

Long-term debt	1,790	2,038
Retirement and post-retirement benefits	220	309
Long-term deferred revenue	122	101
Other long-term liabilities	201	356
Total liabilities	3,233	3,623

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares
authorized; none issued and outstanding	—	—
Common stock; $0.01 par value, 1 billion shares
authorized; 191 million shares at July 31, 2018
and 188 million shares at October 31, 2017, issued	2	2
Treasury stock at cost; 3.7 million shares at July 31, 2018 and
2.3 million shares at October 31, 2017, respectively	(142)	(62)
Additional paid-in-capital	1,876	1,786
Retained earnings	1,326	1,041
Accumulated other comprehensive loss	(449)	(457)
Total stockholders' equity	2,613	2,310
Total liabilities and equity	$5,846	$5,933

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY
	Nine months ended
	July 31,
	2018	2017
Cash flows from operating activities:
Net income	$279	$140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	78	70
Amortization	155	83
Share-based compensation	48	44
Debt issuance expense	—	9
Deferred tax benefit	(227)	(43)
Excess and obsolete inventory-related charges	20	12
Gain on sale of assets and divestiture	(8)	(8)
Pension curtailment and settlement gains	—	(68)
Asset impairment	—	7
Other non-cash expenses, net	9	1
Changes in assets and liabilities:
Accounts receivable	(55)	14
Inventory	(43)	10
Accounts payable	13	(17)
Employee compensation and benefits	(2)	(33)
Income taxes payable	96	8
Retirement and post-retirement benefits	(116)	(10)
Deferred revenue	65	58
Other assets and liabilities	8	(12)
Net cash provided by operating activities (a)	320	265

Cash flows from investing activities:
Investments in property, plant and equipment	(98)	(54)
Proceeds from sale of property, plant and equipment	—	8
Proceeds from sale of investments	—	42
Acquisition of businesses and intangible assets, net of cash acquired	(11)	(1,642)
Proceeds from divestiture	12	—
Net cash used in investing activities	(97)	(1,646)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	62	51
Proceeds from issuance of common stock under public offering	—	444
Payment of taxes related to net share settlement of equity awards	(18)	(12)
Treasury stock repurchases	(80)	—
Proceeds from short-term borrowings	40	170
Proceeds from issuance of long-term debt	—	1,069
Payment of debt issuance costs	—	(16)
Repayment of debt and credit facility	(300)	(240)
Net cash provided by /(used in) financing activities	(296)	1,466
Effect of exchange rate movements	(3)	5
Net increase (decrease) in cash and cash equivalents	(76)	90
Cash and cash equivalents at beginning of period	818	783
Cash and cash equivalents at end of period	$742	$873

(a) Cash payments included in operating activities:
Income tax payments, net	$(22)	$(43)
Interest payment on borrowings	$(41)	$(24)

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE GUIDANCE AND NON GAAP CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Q4'18 Guidance		Year-over-Year compare
	Low end	High end	Q3'18	Q3'17	Percent Inc/(Dec)
GAAP Revenue	$996	$1,016	$1,004	$832	21%
Amortization of acquisition-related balances	4	4	4	31
Non-GAAP Revenue	$1,000	$1,020	$1,008	$863	17%
Less: Revenue from acquisition or divestiture included in segment results			(10)	(2)
Currency impacts			(5)	—
Non-GAAP Core Revenue			$993	$861	15%

Non GAAP core revenue excludes impact of currency and revenue from acquisitions or divestitures closed within the last twelve months.

Please refer page 8 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q3'18	Q3'17	% Chg
Revenue	$515	$418	23%
Gross Margin, %	61.7%	61.2%
Income from Operations	$114	$66
Operating Margin, %	22%	16%

Electronic Industrial Solutions Group			YoY
	Q3'18	Q3'17	% Chg
Revenue	$258	$218	19%
Gross Margin, %	63.1%	61.1%
Income from Operations	$74	$55
Operating Margin, %	28%	25%

Ixia Solutions Group			YoY
	Q3'18	Q3'17	% Chg
Revenue	$119	$120	(1)%
Gross Margin, %	75.6%	77.0%
Income from Operations	$10	$24
Operating Margin, %	8%	20%

Services Solutions Group			YoY
	Q3'18	Q3'17	% Chg
Revenue	$116	$107	9%
Gross Margin, %	40.1%	41.8%
Income from Operations	$17	$19
Operating Margin, %	15%	18%

Net revenue for our segment, Ixia Solutions Group excludes the impact of amortization of acquisition-related balances of $4 million for Q3'18 and $31 million for Q3'17. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on Page 8.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended				Nine months ended
	July 31,				July 31,
	2018		2017		2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS(a)	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income (loss)	$121	$0.63	$(18)	$(0.10)	$279	$1.46	$140	$0.78
Non-GAAP adjustments:
Amortization of acquisition-related balances	56	0.30	134	0.71	210	1.10	170	0.95
Share-based compensation expense	14	0.07	13	0.07	48	0.25	44	0.24
Acquisition and integration costs	6	0.03	12	0.07	42	0.22	49	0.27
Acquisition-related compensation expense	—	—	—	—	—	—	28	0.16
Separation and related costs	—	—	4	0.03	2	0.01	18	0.10
Pension curtailment and settlement gains	—	—	—	—	—	—	(68)	(0.38)
Northern California wildfire-related costs	—	—	—	—	7	0.04	—	—
Restructuring and related costs	3	0.02	3	0.01	16	0.09	6	0.03
Other	8	0.04	2	0.01	2	0.01	2	0.01
Adjustment for taxes (b)	(38)	(0.20)	(35)	(0.19)	(181)	(0.95)	(62)	(0.34)
Non-GAAP Net income	$170	$0.89	$115	$0.61	$425	$2.23	$327	$1.82

Weighted average shares outstanding - diluted	191		186		191		180

(a) EPS impact on non-GAAP adjustments and non-GAAP Net income is based on adjusted shares outstanding of 188 million for three months ended July 31, 2017.

(b) For the three and nine months ended July 31, 2018 management uses a non-GAAP effective tax rate of 15%. For the three and nine months ended July 31, 2017 management uses a non-GAAP effective tax rate of 19% and 18% respectively. Historical amounts are reclassified to conform with current presentation.

Please refer page 8 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures

Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.

These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.

Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.

Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

•
Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

•
Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude transaction and certain other cash costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

•
Separation and Related Costs: We exclude all incremental expenses incurred to effect the separation of Keysight from Agilent. We exclude expenses that would not have been incurred if we had no plan to spin-off including, among other things, branding, legal, accounting and advisory fees, costs to resize and optimize our infrastructure and other costs to separate and transition from Agilent. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Restructuring and Related Costs: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Northern California wildfire related costs and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would be: costs related to unusual disaster like Northern California wildfires, significant realized gains or losses associated with our employee benefit plans, gain on sale of assets and small divestitures etc.

•
Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the third fiscal quarter of 2018 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.